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                                                                      EXHIBIT 21

SYBASE, INC. SUBSIDIARIES (AS OF DECEMBER 31, 2002)
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          COMPANY NAME                                               JURISDICTION OF FORMATION
          ------------                                               -------------------------
Sybase Argentina, S.A.                                                       Argentina
Sybase Australia Pty Limited                                                 Australia
New Era of Networks Australia Pty Ltd.                                       Australia
Sybase BVBA/SPRL                                                             Belgium
Sybase Brasil Software Limitada                                              Brazil
Sybase (BVI) Limited                                                         British Virgin Islands
Sybase Canada Limited                                                        Canada
iAnywhere Solutions Canada Limited                                           Canada
Sybase Software (China) Co., Ltd.                                            China
Sybase (Cyprus) Limited                                                      Cyprus
Sybase ApS                                                                   Denmark
Sybase France S.a.r.l.                                                       France
Sybase GmbH                                                                  Germany
Sybase China Limited                                                         Hong Kong
Sybase Hong Kong Limited                                                     Hong Kong
Financial Services Square Limited                                            Hong Kong
New Era of Networks Hong Kong Ltd.                                           Hong Kong
SLI Consulting Limited                                                       Hong Kong
SLI Hong Kong                                                                Hong Kong
Sybase (Hungary) Group Financing Limited Liability Company                   Hungary
Sybase India, Ltd.                                                           India
Sybase (India) Private Limited                                               India
P.T. Sybase Informatindo Indonesia                                           Indonesia
Sybase Ireland Limited                                                       Ireland
Sybase Italia S.r.l.                                                         Italy
Sybase KK                                                                    Japan
Powersoft K.K.                                                               Japan
Sybase Korea, Ltd.                                                           Korea
Sybase, Inc.                                                                 Lao People's Democratic Republic
Sybase Luxembourg S.a.r.l.                                                   Luxembourg
Sybase Europe Luxembourg S.a.r.l.                                            Luxembourg
Sybase Software (Malaysia) Sdn Bhd                                           Malaysia
SLI Consulting Sdn Bhd                                                       Malaysia
Sybase de Mexico, S. de R.L. de C.V.                                         Mexico
Sybase Eastern Europe B.V.                                                   Netherlands
Sybase Europe B.V.                                                           Netherlands
Sybase Nederland B.V.                                                        Netherlands
iAnywhere Solutions B.V.                                                     Netherlands
Christie Partners Holdings C. V.                                             Netherlands
Sybase (N.Z.) Limited                                                        New Zealand
Sybase Norge AS                                                              Norway
Sybase Philippines Inc.                                                      Philippines
Sybase (Singapore) Pte Ltd.                                                  Singapore
SLI Consulting Pte. Ltd.                                                     Singapore
New Era of Networks Singapore Ltd.                                           Singapore
SLI Singapore                                                                Singapore
Sybase Iberia S.L.                                                           Spain
Sybase Sverige AB                                                            Sweden
Sybase (Schweiz) GmbH                                                        Switzerland
Sybase Taiwan Co., Ltd.                                                      Taiwan
Sybase (Thailand) Limited                                                    Thailand
Sybase International Limited                                                 United Kingdom
Sybase (UK) Limited                                                          United Kingdom
Convoy Corporation Limited                                                   United Kingdom
Menhir Limited                                                               United Kingdom
MSB Consultants Limited                                                      United Kingdom
New Era of Networks (UK) Limited                                             United Kingdom
SLI Consulting UK Limited                                                    United Kingdom
Sybase International Holdings Corporation                                    United States
iAnywhere Solutions, Inc.                                                    United States
Financial Fusion, Inc.                                                       United States
Sybase Global, LLC                                                           United States
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